AMENDMENT NO. 1
TO
LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (this "Amendment") is dated as of September 1, 2014 and is entered into by and between **ABG TapouT, LLC** ("Licensor") and **Axxess Pharma Inc.** ("Licensee") concerning that certain License Agreement dated as of October 1, 2013 ("License Agreement").

1. **Defined Terms**: Except as otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement. For the avoidance of doubt, references to the "Agreement" in both the Agreement and this Amendment shall mean the Agreement as modified by this Amendment.

2. **Consideration:** As consideration for the additional rights granted to Licensee in this Amendment:

   (a) Licensee shall pay to Licensor, (on or before January 1, 2015) ~~within five (5) days of signing this Amendment,~~ Twenty-five Thousand Dollars ($25,000), as a non-returnable, non-recoupable license fee ("License Fee"). For the avoidance of doubt, the License Fee is not a prepayment of Royalties or other monies due to Licensor under the Agreement.

   (b) Licensee shall issue to Licensor five hundred thousand (500,000) shares of common stock in Axxess Pharma, Inc., ("Issued Stock"), as a non-returnable, non-recoupable rights fee ("Rights Fee"). For as long as Licensor owns Issued Stock, in the event Licensee elects to sell any of Licensee's stock, Licensee shall offer Licensor the right to sell the same percentage of Issued Stock and at the same price as Licensee. Licensee must notify Licensor in writing at least ten (10) days in advance of any such sale.

3. **Licensed Property**: From and after the date hereof, the definition of 'Licensed Property' set forth in Section 3 of the Summary of Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

   "Licensed Property" shall be defined as the following registered trademarks:

Trademark	Country	Registration Number	Status
TAPOUT	Australia	1214252	Registered
TAPOUT	CTM	006477426	Registered
TAPOUT	Mexico	1048029	Registered
TAPOUT	New Zealand	780951	Registered
TAPOUT	Brazil	829493204	Registered
TAPOUT	South Africa	2008/02948	Registered
	USA	4347032	Registered
	Canada	TMA870244	Registered

4. **Licensed Products:** From and after the date hereof, the definition of 'Products' set forth in Section 4 of the Summary of Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following: ""Product(s)" shall mean: pain relievers in the form of spray bottle, roll on, wipes, plasters and recovery spray; pain relief pills; ice packs; gel packs; hot/cold packs; heat creams; muscle rubs; vitamins; supplements (i.e., protein powder; creatine powder; energy powder; fat-burning powder; muscle recovery powder; pre-workout powder; endurance powder; stamina powder and amino acid powder), protein bars and ready-to-drink protein beverages."

5. **Term:** From and after the date hereof, Section 5 of the Summary of Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

"(a) The "Initial Term" shall mean the period beginning on the Effective Date and ending on December 31, 2020.

(i) "Contract Year 1" shall mean the Effective Date through December 31, 2013
(ii) "Contract Year 2" shall mean January 1, 2014 through December 31, 2014
(iii) "Contract Year 3" shall mean January 1, 2015 through December 31, 2015
(iv) "Contract Year 4" shall mean January 1, 2016 through December 31, 2016
(v) "Contract Year 5" shall mean January 1, 2017 through December 31, 2017
(vi) "Contract Year 6" shall mean January 1, 2018 through December 31, 2018
(vii) "Contract Year 7" shall mean January 1, 2019 through December 31, 2019; and
(viii) "Contract Year 8" shall mean January 1, 2020 through December 31, 2020.

(b) Provided that Licensee is not in breach of the Agreement, Licensee shall have two (2) options to renew the Agreement ("Renewal Term Option(s)") on the terms set forth herein for consecutive period(s) of five (5) years each (each, a "Renewal Term" numbered consecutively). Licensee shall exercise its Renewal Term Option not less than nine (9) months and not more than twelve (12) months in advance of the expiration of the then current Contract Period.

(c) The Initial Term and each Renewal Term (if any) are hereinafter individually and collectively referred to as the "Term" and individually as a "Contract Period". For the purposes of the Agreement, a "Calendar Quarter" shall mean each of the following three (3) month periods during a given calendar year: from January 1 through March 31; from April 1 through June 30; from July 1 through September 30; and from October 1 through December 31."

6. **Guaranteed Minimum Royalty:** From and after the date hereof, the chart set forth in Section 12 of the Summary of Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

Contract Year	Guaranteed Minimum Royalties
1	$ 30,000 USD
2	$ 70,000 USD
3	$ 77,500 USD
4	$ 165,000 USD
5	$ 170,000 USD
6	$ 175,000 USD
7	$ 200,000 USD
8	$ 225,000 USD

7. **Minimum Net Sales:** From and after the date hereof, the chart set forth in Section 13 of the Summary of Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

Contract Year	Minimum Net Sales
1	$0 USD
2	$ 272,727 USD
3	$ 2,272,727 USD
4	$ 2,272,727 USD
5	$ 2,272,727 USD
6	$ 2,272,727 USD
7	$ 2,272,727 USD
8	$ 2,272,727 USD

8. **Minimum Common Marketing Fund:** From and after the date hereof, the chart set forth in Section 15 of the Summary of Commercial Terms of the Agreement shall be deleted in its entirety and replaced with the following:

Contract Year	Minimum Common Marketing Fund
1	$ 0
2	$ 14,000 USD
3	$ 22,728 USD
4	$ 45,455 USD
5	$ 45,455 USD
6	$ 45,455 USD
7	$ 75,000 USD
8	$100,000 USD

9. **Sub-Licensing:**

(a) Notwithstanding anything contained in Section 1(a) of the Agreement to the contrary, Licensor hereby agrees to allow Licensee the right to enter into limited duration sub-license agreements ("Sub-License Agreement(s)") with certain sub-licensees ("Sub-Licensee(s)") for certain Licensed Products in the Territory during the Term, pursuant to the following terms and conditions:

(i) Licensee shall submit all proposals for Sub-License Agreements to Licensor for Licensor's written approval, and Licensor shall have the right to withhold or grant approval in Licensor's sole discretion.

(ii) Licensee shall not execute any agreement or bind Licensor to any proposal and/or Sub-License Agreement unless and until: (A) Licensor executes a letter of understanding with Licensee for any such Sub-License Agreement; and (B) Licensor executes such Sub-License Agreement.

(iii) Licensee shall pay Licensor seventy percent (70%) of the gross amount of all monies due to Licensee under any Sub-License Agreement, which gross amount shall include, without limitation, any advance, guaranteed minimum royalties, minimum common marketing fund contributions and any and all royalties and common marketing fund contributions or other consideration of any kind (each as may be defined and set forth in any such Sub-License Agreement) ("Sub-License Fee"). The parties hereto acknowledge that: (A) monies received by Licensee from any Sub-Licensee shall not be included "gross sales" when calculating Net Sales pursuant to the Agreement, and (B) Licensee is not permitted to credit the Sub-License Fee against any Guaranteed Minimum Royalties or Minimum CMF due to Licensor under the Agreement.

(iv) All Sub-License Agreements shall be subject to negotiation between Licensor, Licensee and the applicable Sub-Licensee, and shall be in a form identical or substantially similar to Licensor's standard form sub-license agreement as set forth on Schedule 1, which is attached hereto and incorporated herein by reference;

(v) Licensee shall manage all Sub-License Agreements in accordance with the Agreement, including, without limitation, the collection of insurance certificates and all samples and materials for approval and submission of the same to Licensor, and all acts of any sub-licensees under any Sub-License Agreement shall be deemed to be the acts of the Licensee for all purposes of the Agreement, such that Licensor shall have the right to hold Licensee liable for any breach by a sub-licensee of the Agreement or a Sub-License Agreement; and

(vi) At Licensor's discretion, Licensee shall, upon expiration or termination of the Agreement, either: (A) terminate all Sub-License Agreements in the same manner and under the same terms as are applicable to the expiration or termination of the Agreement; or (B) ensure the transition of the Sub-License Agreement to Licensor. Upon expiration or termination of the Agreement, Licensee shall no longer be entitled

to any monies in connection with the Sub-License Agreement, and Licensor may directly collect and retain all sums due thereunder.

(b) Subject to the terms and conditions set forth in this Section, Licensee shall be permitted to enter into a Sub-License Agreement with Hardcore Beverage Pty Ltd. for ready-to-drink protein beverages bearing the Licensed Property in Australia.

10. Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

11. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, photographic and/or PDF copies of counterpart signature pages shall be deemed original counterpart pages for all purposes hereunder.

12. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of law principles.

13. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

AGREED AND ACCEPTED:	AGREED AND ACCEPTED:
ABG TapouT, LLC	**Axxess Pharma, Inc.**
By: [signature]	By: [signature]
Print: Fura DiPaolo	Print: Daniel Bagi, MD
Title: EVP Operations + General Counsel	Title: PRESIDENT
Date: Sept. 15, 2014	Date: Sep. 15/2014

This Schedule 1 is attached to and made part of the Amendment between **ABG TapouT, LLC** ("Licensor") and **Axxess Pharma, Inc.** ("Licensee") dated September 1, 2014.

SCHEDULE 1

Sub-License Agreement

This Sub-License Agreement ("Sub-License") has been entered into by and between ABG TapouT, LLC ("Licensor"), the Licensee defined below and the Sub-Licensee defined below, concerning that certain License Agreement between Licensor and Licensee dated ________ (the "Agreement").

1.	**Effective Date:**	"Effective Date" shall mean _____.
2.	**Licensee:** Corporate Organization: Registration Number: Registration Address. Business Address: Contact: Telephone: Facsimile: Email: Website:	"Licensee" shall mean _____. This Sub-License has been entered into by and between Licensee and Sub-Licensee, concerning certain rights that Licensor granted to Licensee under the Agreement. Licensee shall be responsible for ensuring that Sub-Licensee's business pursuant to this Sub-License, is in compliance with the Agreement, including, without limitation, ____________. Licensee is a ______ organized in the state of ________.
3.	**Sub-Licensee:** Corporate Organization: Address: Contact: Telephone: Facsimile: Email: Website:	"Sub-Licensee" shall mean ________. Sub-Licensee is a _____ organized in ________ with a Registration Number of ______ and a Registration Address of _______.
4.	**Sub-Licensed Property:**	"Sub-Licensed Property" shall mean the trademarks set forth on Schedule A, which is attached hereto and incorporated herein by reference.
5.	**Sub-Licensed Products:**	(a) "Products" shall mean _____. (b) "Sub-Licensed Products" shall mean Products bearing the Sub-Licensed Property.
6.	**Term:**	(a) The "Initial Term" shall mean the period beginning on the Effective Date and ending on __________. (i) "Contract Year 1" shall mean the Effective Date through ____; and (ii) "Contract Year 2" shall mean ____. (b) Provided that Sub-Licensee is not in breach of this Sub-License, Sub-Licensee shall have ____ option(s) to renew this Sub-License ("Renewal Term Option(s)") on the terms set forth herein for consecutive period(s) of ___ () years (each, a "Renewal Term" numbered consecutively). Sub-Licensee shall exercise its Renewal Term Option not less than nine (9) months and not more than twelve (12) months in advance of the expiration of the then current Contract Period.

		(c) The Initial Term and each Renewal Term (if any) are hereinafter individually and collectively referred to as the "Term" and individually as a "Contract Period". For the purposes of this Sub-License, a "Calendar Quarter" shall mean each of the following three (3) month periods during a given calendar year: from January 1 through March 31; from April 1 through June 30; from July 1 through September 30; and from October 1 through December 31.
7.	**Territory:**	"Territory" shall mean: _____.
8.	**Scope:**	The "Scope" shall mean: EITHER: The rights granted to Sub-Licensee hereunder are non-exclusive. OR Licensee shall not, during the Term, enter into any agreement with a third party for the use of the trademarks as set forth on Schedule A on Sub-Licensed Products in the Territory for the Permitted Distribution Channels.
9.	**Permitted Distribution Channel(s):**	Sub-Licensee shall be permitted to sell the Sub-Licensed Products through the following channels of distribution: _____ (the "Permitted Distribution Channel(s)").
10.	**Royalty:**	The "Royalty" shall mean __ percent (__%) of Net Sales.
11.	**Advance:**	Sub-Licensee shall pay Licensee _______ ($__) on execution of this Sub-License, which sum shall be deemed an "Advance" against _____ percent (_%) of the Contract Year 1 GMR (as defined in Section 12 below) and ___ percent (_%) of the Contract Year 1 Minimum CMF (as defined in Section 15 below).
12.	**Guaranteed Minimum Royalty:**	(a) The "Guaranteed Minimum Royalty(ies)" (also known as the "GMR(s)") shall mean non-returnable advances recoupable against Royalties due in the same Contract Year. (i) For each Contract Year during the Initial Term, the GMR shall be: Contract Year 1: Guaranteed Minimum Royalty $___ Contract Year 2: Guaranteed Minimum Royalty $___ (ii) For each Renewal Term (if any): (A) the first Contract Year's GMR shall be the greater of: (I) one hundred ten percent (110%) of the GMR of the final Contract Year of the prior Contract Period; or (II) eighty percent (80%) of the actual Royalties in the final Contract Year of the prior Contract Period; (B) the GMR for each subsequent Contract Year within that same Contract Period shall be one hundred ten percent (110%) of the prior Contract Year's GMR. (b) Sub-Licensee hereby acknowledges that the GMR is payable to Licensee even if Sub-Licensee fails to manufacture, sell or market the Licensed Products during the Term, and is a condition of Licensor entering into this Sub-License. Except for the Advance set forth in Section 11 above, Sub-Licensee shall pay the GMR to Licensee in equal quarterly installments on or before the first day of each Calendar Quarter (i.e. January 1, April 1, July 1 and October 1). In the event that the quarterly Royalty exceeds the quarterly portion of the GMR, Sub-Licensee shall pay the Royalties in excess of the previously paid portion of the GMR to Licensee quarterly within fifteen (15) days of the end of each Calendar Quarter.
13.	**Minimum Net Sales:**	During the Term, Licensee shall be required to meet certain minimum Net Sales thresholds ("Minimum Net Sales"). (a) For each Contract Year during the Initial Term, the Minimum Net Sales shall be: Contract Year 1: Minimum Net Sales $___ Contract Year 2: Minimum Net Sales $___ (b) For each Renewal Term (if any): (i) the first Contract Year's Minimum Net Sales shall be the greater of: (A) one hundred ten percent (110%) of the Minimum Net Sales of the final Contract Year of the prior Contract Period; or (II) eighty percent (80%) of the actual Net Sales in final Contract Year of the prior Contract Period; (B) the Minimum Net Sales for each subsequent Contract Year within that same Contract Period shall be one hundred ten percent (110%) of the prior Contract Year's Minimum Net Sales.

<table>
<tr><td>14.</td><td><u>Common Marketing Fund:</u></td><td>As used herein the term "<u>Common Marketing Fund</u>" shall mean ____ percent (__%) of Net Sales.</td></tr>
<tr><td>15.</td><td><u>Minimum Common Marketing Fund:</u></td><td>(a) The "<u>Minimum Common Marketing Fund</u>" (also known as the "<u>Minimum CMF</u>") shall mean non-returnable advances recoupable against the CMF due in the same Contract Year.

(i) For each Contract Year during the Initial Term, the Minimum CMF shall be:
<table>
<tr><th>Contract Year</th><th>Minimum CMF</th></tr>
<tr><td>1</td><td>$___</td></tr>
<tr><td>2</td><td>$___</td></tr>
</table>
(ii) For each Renewal Term (if any): (A) the first Contract Year's Minimum CMF will be the greater of: (I) one hundred ten percent (110%) of the Minimum CMF of the final Contract Year of the prior Contract Period, or (II) eighty percent (80%) of the actual CMF in the final Contract Year of the prior Contract Period; (B) the Minimum CMF for each subsequent Contract Year within that same Contract Period shall be one hundred ten percent (110%) of the prior Contract Year's Minimum CMF.

(b) Sub-Licensee hereby acknowledges that the Minimum CMF is payable to Licensee even if Sub-Licensee fails to manufacture, sell or market the Licensed Products during the Term, and is a condition of Licensor entering into this Sub-License. Except for the Advance set forth in Section 11 above, Sub-Licensee shall pay the Minimum CMF to Licensee in equal quarterly installments on or before the first day of each Calendar Quarter (i.e. January 1, April 1, July 1 and October 1). In the event that the quarterly CMF exceeds the quarterly portion of the Minimum CMF, Sub-Licensee shall pay the CMF in excess of the previously paid portion of the Minimum CMF to Licensee quarterly within fifteen (15) days of the end of each Calendar Quarter.</td></tr>
<tr><td>16.</td><td><u>Advertising Commitment:</u></td><td>Sub-Licensee shall spend a minimum of __ percent (__%) of Net Sales each Contract Year during the Term on marketing and advertising expenditures for the Sub-Licensed Property and/or Sub-Licensed Products (the "<u>Advertising Commitment</u>").</td></tr>
<tr><td>17.</td><td><u>Tradeshows</u>:</td><td>Sub-Licensee shall participate in at least ___ (_) major tradeshow designated by Licensor in its sole discretion per calendar year (each, a "<u>Tradeshow</u>") during the Term. Sub-Licensee shall reimburse Licensor for a pro rata share of Licensor's costs of participation associated with each Tradeshow, upon Sub-Licensee's receipt of invoice.</td></tr>
<tr><td>18.</td><td><u>Contract Fee</u>:</td><td>Sub-Licensee shall pay Licensor Two Thousand Five Hundred Dollars ($2,500) upon execution of this Sub-License ("<u>Contract Fee</u>"). Sub-Licensee hereby acknowledges that Licensor or Licensee shall be permitted to cancel this Sub-License in the event that Sub-Licensee fails or refuses to pay the Contract Fee within five (5) business days of Sub-Licensee's execution of this Sub-License.</td></tr>
<tr><td>19.</td><td><u>Payments</u>:</td><td>(a) Except for the Contract Fee (which shall be paid directly to Licensor), Sub-Licensee shall make any and all payments pursuant to this Sub-License to Licensee by ______.

(b) Licensee shall pay Licensor _____ percent (_%) of the gross amount of all money due to Licensee pursuant to this Sub-License, including, without limitation, the Advance, GMR, Minimum CMF and any and all Royalties and CMF payments, within fifteen (15) days of the date any such payment was due to Licensee. Of the remaining ____ percent (_%) of the gross amount, Licensee shall: (ai be permitted to keep ____ (i.e. __% of the gross amount) for its services in connection with this Sub-License, and (ii) spend _____ (i.e. ___% of the gross amount) on marketing initiatives in the Territory in connection with this Sub-License.

(c) All payments to Licensor shall be paid by wire transfer to:

Payee: ABG Intermediate Holdings 2, LLC
Bank of America
One Bryant Park
New York, NY 10036
Account Number: 4427792434
ABA Routing Number (for domestic wires): 026009593 (wire) or
111000012 (ach)
Swift Code (for international wires): BOFAUS3N</td></tr>
<tr><td>20.</td><td><u>Free Units</u>:</td><td>Sub-Licensee shall ship, at Sub-Licensee's sole cost, up to _____ ($___) of Sub-Licensed Products (measured at Sub-Licensee's cost of goods landed duty paid) to Licensor in each Contract Year during the Term ("<u>Free Units</u>"). The assortment of Free Units shall be at Licensor's sole discretion and will not be sold by Licensor.</td></tr>
</table>

21.	**Miscellaneous:**	(a) Pursuant to the Agreement, within five (5) business days of signing this Sub-License, Sub-Licensee shall submit to Licensee a certificate of insurance naming both Licensee and Licensor as additional insured parties under Sub-Licensee's insurance policy. (b) Within thirty (30) days of the signing of this Sub-License, Sub-Licensee shall: (i) Provide Licensor a detailed business plan including sales, marketing, distribution, etc.; (ii) At Sub-Licensee's sole cost, meet with Licensor's creative, marketing, and branding team in New York [or Licensee's creative, marketing and branding team in ______] for a one-day introductory workshop; (iii) Provide Licensee with a certificate of insurance, pursuant to Section ___ of the Agreement; and (iv) Provide Licensee and Licensor a complete list of key contacts and personnel within Sub-Licensee's organization.

Licensee hereby grants and sublicenses the rights set forth in this Sub-License to Sub-Licensee, and Licensor hereby approves such sublicense. Sub-Licensee shall be authorized to utilize the Sub-Licensed Property in the Territory in accordance with the terms of this Sub-License and the Agreement. The parties acknowledge that strategic direction of all aspects of Sub-Licensee's operations will be exercised by Licensee but the Licensor acknowledges that the implementation of strategy will often be carried out directly by Sub-Licensee. Sub-Licensee shall be authorized to use the Sub-Licensed Property in the Territory, but only to the extent necessary to perform the obligations delegated to Sub-Licensee under this Sub-License, and only in compliance with all of the Standard Terms and Conditions of the Agreement.

Sub-Licensee hereby adopts, assumes and agrees to be bound by and liable for all obligations, restrictions and requirements of an affiliate of Licensee under the Agreement, including all obligations and restrictions that apply to use of the Licensed Property (as defined in the Agreement), the Sub-Licensed Property and other intellectual property owned by Licensor. Sub-Licensee has received a complete and final copy of the Agreement, has reviewed and understands the Agreement and acknowledges and agrees that it shall be contractually bound by the obligations of Licensee in relation to Sub-Licensee's business in the Territory as set out in the Agreement. Sub-Licensee agrees that it shall be bound by any and all waivers or amendments to any of the provisions of the Agreement made by Licensee in relation to the Sub-Licensee and its business hereunder whether or not Sub-Licensee had notice of or consented to any such waiver or amendment.

Licensee agrees to cause Sub-Licensee to fully pay and perform all of the obligations applicable to Sub-Licensee as set out in the Agreement and this Sub-License. Licensee shall be jointly and severally liable to the Licensor for all of the obligations of the Sub-Licensee to the Licensor under this Sub-License and the Agreement. Sub-Licensee shall be jointly and severally liable to the Licensor for all of Licensee's obligations to the Licensor under this Sub-License and the Agreement in relation to the business operations of Licensee in the Territory.

For the avoidance of doubt, all monetary figures are in US Dollars. Sub-Licensee hereby agrees to provide Licensor and/or Licensee with customary financial and other due diligence as requested by Licensor and/or Licensee to determine Sub-Licensee's ability to perform under this Sub-License and the Agreement, it being understood by the parties that such information is being provided to Licensor and/or Licensee subject to the confidentiality provisions of the Agreement. In the event of any dispute regarding the definition of Sub-Licensed Products, Permitted Distribution Channels, Territory or other term defined herein, Licensor's good faith interpretation of the same shall control. This Sub-License shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of law principles. All rights which are not expressly granted to Sub-Licensee are hereby reserved to Licensor and/or Licensee, as applicable. This Sub-License shall not be binding upon Licensor unless or until such time as Licensor has signed this Sub-License and received the Contract Fee and Licensor's portion of the Advance (if any) as set forth above.

AGREED & ACCEPTED:

SUB-LICENSEE:

____

By: ______________

Print: ______________

Title: ______________

Date: ______________

LICENSOR:
ABG TapouT, LLC

By: ______________

Print: ______________

Title: ______________

Date: ______________

DRAFT

LICENSEE:

____

By: ______________

Print: ______________

Title: ______________

Date: ______________

This Schedule A is attached to and made part of the Sub-License between **ABG TapouT, LLC** ("Licensor"), _____ ("Licensee") and ______ ("Sub-Licensee") dated _______, 2014.

SCHEDULE A

Sub-Licensed Property

Trademark	Country	Registration Number	Status